UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
November 2, 2008
Date of Report (date of earliest event reported)
ACTUATE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2207 Bridgepointe Parkway, Suite 500, San Mateo, California 94404
(Address of principal executive offices, including zip code)
(650) 645-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On November 2, 2008, Actuate Corporation (the “Company”) entered into a four year revolving line of credit agreement with Wells Fargo Foothill, LLC (“Wells Fargo”) as the arranger, administrative agent and lender (the “ Credit Agreement”). The Credit Agreement was effective as of November 3, 2008. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Company intends to use the proceeds from the Credit Agreement in the tender offer it announced November 3, 2008 and for working capital, issuance of commercial and standby letters of credit, capital expenditures and other general corporate purposes.
The Credit Agreement allows for cash borrowings and letters of credit under a secured revolving credit facility of up to a maximum of $50.0 million, but in any event not to exceed 80% of its Trailing Recurring Revenue (as defined in the Credit Agreement). Interest will accrue based on a floating rate based on, at the Company’s election, (i) LIBOR or (ii) the greater of (a) the Federal Funds Rate plus 1/2% or (b) Wells Fargo’s prime rate, in each case, plus an applicable margin based on the outstanding balance of the amount drawn down under the Credit Agreement. If the Company’s borrowings and letter of credit usage plus any bank product reserves established by Wells Fargo exceeds 80% of its Trailing Recurring Revenue (as defined in the Credit Agreement), or if the sum of available funds under the Credit Agreement plus Qualified Cash (as defined in the Credit Agreement) is less than $10,000,000, the Company will be required to meet certain EBITDA targets and be subject to a limit on annual capital expenditures, subject to a cure mechanism described in the Credit Agreement. The Company will be required to make interest payments and pay an unused commitment fee on a monthly basis. The Credit Agreement includes limitations on the Company’s ability to incur debt, grant liens, make acquisitions, make certain restricted payments such as dividend payments, and dispose of assets. The events of default under the Credit Agreement include payment defaults, cross defaults with certain other indebtedness, breaches of covenants and bankruptcy events. In the case of a continuing event of default, the lenders under the Credit Agreement may, among other remedies, eliminate their commitments to make credit available, declare due all unpaid principal amounts outstanding, and require cash collateral for any letter of credit obligations and foreclose on all collateral.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.

Exhibit
Number	Description
10.1	Credit Agreement effective as of November 3, 2008 between Actuate Corporation and Wells Fargo Foothill, LLC, as the arranger, administrative agent and lender.*

*	Confidential treatment has been requested for certain information contained in this document. Such information has been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUATE CORPORATION (Registrant)
Date: November 4, 2008	/s/ Daniel A. Gaudreau
Daniel A. Gaudreau
Chief Financial Officer and Senior Vice President, Operations

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Credit Agreement effective as of November 3, 2008 between Actuate Corporation and Wells Fargo Foothill, LLC, as the arranger, administrative agent and lender.*

*	Confidential treatment has been requested for certain information contained in this document. Such information has been omitted and filed separately with the Securities and Exchange Commission.